UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 12, 2014 (November 10, 2014)

Date of report (Date of earliest event reported)

CAESARS ENTERTAINMENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-10410	62-1411755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of Principal Executive Offices)

(Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2014, Caesars Entertainment Corporation (the “Company”) announced the appointment of Eric Hession, the Company’s senior vice president and treasurer, as Chief Financial Officer, effective January 1, 2015. A copy of the press release announcing Mr. Hession’s appointment is filed herewith as Exhibit 99.1 and incorporated by reference herein. Mr. Hession will succeed Donald Colvin, who is retiring from the Company effective December 31, 2014. Mr. Hession’s appointment is subject to regulatory approval. Mr. Colvin’s departure from the Company is unrelated to the Company’s financial condition or financial reporting. There is no disagreement between Mr. Colvin and the Company.

Mr. Hession, 40, has served as the Company’s senior vice president and treasurer since November 2011 and is responsible for financial planning, treasury and investor relations. Prior to this role, Mr. Hession served as Vice President of Finance and Treasurer from February 2011 until November 2011, and served as Vice President of Corporate Finance from August 2009 until February 2011.

In connection with his retirement, Mr. Colvin and Caesars Enterprise Services, LLC (“CES”) are entering into a Consulting Agreement under which Mr. Colvin will provide transitional assistance to the Company and Mr. Hession for a period of 18 months. In exchange for these services, Mr. Colvin will receive $58,333 per month. Additionally, Mr. Colvin’s options and restricted stock units that are scheduled to vest on January 2, 2015 will vest, Mr. Colvin may participate in a performance bonus for 2014 in CES’ discretion and CES will reimburse Mr. Colvin his COBRA payments, if any. A copy of the Consulting Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

On November 10, 2014 (the “Effective Date”), Mr. Hession entered into an employment agreement with CES. The terms and conditions of Mr. Hession’s employment agreement supersede any pre-existing employment agreements between the Company and Mr. Hession. The material terms of the employment agreements are set forth below.

Term

The term of the employment agreement with Mr. Hession is four years; provided that, on the fourth anniversary of the Effective Date and each anniversary of the Effective Date thereafter, the employment period shall be extended by one year unless, at least six months prior to such anniversary, CES or Mr. Hession delivers a notice of non-renewal to the other party that the employment period shall not be extended.

Compensation and Benefits

Pursuant to the employment agreement, Mr. Hession’s base salary will be $700,000, subject to periodic review and increases as approved by CES. Mr. Hession will participate in the annual incentive bonus program(s) and will be eligible to earn an annual bonus in accordance with the terms of the programs. Mr. Hession will be entitled to receive benefits and perquisites at least as favorable to those presently provided.

Termination Without Cause or for Good Reason

Upon a termination without cause by CES or by Mr. Hession for good reason, CES will pay Mr. Hession: (i) his accrued obligations, subject to Mr. Hession signing a Release (as defined in the employment agreement); and (ii) a severance amount equal to his monthly rate of base salary for each of 18 months commencing on the 60th day following the date of termination, in accordance with CES’ regular payroll practices; provided that CES may cease making such payments: (y) if Mr. Hession is in breach of any of his obligations under the employment agreement and he has failed to cure such breach, if curable, within 10 days following CES’ notice to him of such breach; or (z) if Mr. Hession is in breach of any of the terms of the Release.

Restrictive Covenants

Mr. Hession has agreed not to: (i) compete with CES or its affiliates during the 18 month period following the termination of his employment; (ii) solicit or hire certain employees, or solicit customers or clients, during the 18 month period following the termination of his employment; or (iii) disparage CES or its subsidiaries or affiliates.

The foregoing summary of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, which is attached hereto as Exhibit 10.2, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement dated November 10, 2014 between Donald Colvin and Caesars Enterprise Services, LLC.

10.2	Employment Agreement, made as of November 10, 2014, by and between Caesars Enterprise Services, LLC and Eric Hession.

99.1	Press release dated November 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: November 12, 2014	By:	/s/ SCOTT E. WIEGAND
	Name:	Scott E. Wiegand
	Title:	Senior Vice President, Deputy General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement dated November 10, 2014 between Donald Colvin and Caesars Enterprise Services, LLC.

10.2	Employment Agreement, made as of November 10, 2014, by and between Caesars Enterprise Services, LLC and Eric Hession.

99.1	Press release dated November 10, 2014.